As filed with the Securities and Exchange Commission on June 8, 2021

Registration No. 333-181791

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Valhi, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	87-0110150 (I.R.S. Employer Identification Number)

Three Lincoln Centre 5430 LBJ Freeway, Suite 1700 Dallas, Texas 75240-2620 (Address of principal executive offices) (Zip code)
Valhi, Inc. 2012 Director Stock Plan (Full title of the plan)
Jane R. Grimm
Vice President, Secretary and Associate General Counsel
Valhi, Inc.
Three Lincoln Centre
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2620
(Name and address of agent for service)
(972) 233-1700
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ◻	Accelerated filer ◻
Non-accelerated filer ☒	Smaller reporting company ◻
Emerging growth company ◻
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

DEREGISTRATION

The registrant’s board of directors terminated the Valhi, Inc. 2012 Director Stock Plan (the “Plan”) effective May 27, 2021.  Accordingly, the registrant hereby deregisters any and all shares of the registrant’s common stock, par value $0.01 per share, registered pursuant to this registration statement that will never be issued or sold under the Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas on June 8, 2021:
Valhi, Inc.

By:/s/ Jane R. Grimm
Jane R. Grimm
Vice President and Secretary
Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date

/s/ Loretta J. Feehan Loretta J. Feehan	Chair of the Board (non-executive)	June 8, 2021

/s/ Robert D. Graham Robert D. Graham	Vice Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 8, 2021

/s/ Thomas E. Barry Thomas E. Barry	Director	June 8, 2021

/s/ Terri L. Herrington Terri L. Herrington	Director	June 8, 2021

/s/ W. Hayden McIlroy W. Hayden McIlroy	Director	June 8, 2021

/s/ Mary A.Tidlund Mary A.Tidlund	Director	June 8, 2021

/s/ Amy Allbach Samford Amy Allbach Samford	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	June 8, 2021

/s/ Patty S. Brinda Patty S. Brinda	Vice President and Controller (Controller)	June 8, 2021